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                                                                    EXHIBIT 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


The Board of Directors
Zale Corporation:

We consent to the incorporation by reference in this Registration Statement on Form S-8 pertaining to the Zale Corporation 2003 Stock Incentive Plan of our report dated August 28, 2003, with respect to the consolidated balance sheets of Zale Corporation and subsidiaries as of July 31, 2003 and 2002, and the related consolidated statements of operations, cash flows, and stockholders' investment for each of the years in the three-year period ended July 31, 2003, which report appears in the July 31, 2003, annual report on Form 10-K of Zale Corporation and its subsidiaries. Our report refers to the adoption of the provisions of the Financial Accounting Standards Boards' Statement of Financial Accounting Standards No. 141, "Business Combinations" and No. 142, "Goodwill and Other Intangible Assets" in fiscal year 2002, and to the change in the method of determining price indices used in the valuation of LIFO inventories in fiscal year 2002.

/s/ KPMG LLP


Dallas, Texas
July 7, 2004